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                                                                  Exhibit (b)(5)


                        PW REAL ESTATE INVESTMENTS INC.
                          1285 Avenue of the Americas
                            New York, New York 10019

                                                November 8, 2000

Radiant Partners, LLC
551 Fifth Avenue
Suite 1416
New York, NY 10017

Attention:      Mr. Daniel Friedman

                Re: First Mortgage Loan - Pecanland Mall
                    ------------------------------------

Dear Mr. Friedman:

     Reference is made to the commitment letter for a first mortgage loan (the "Mortgage Loan") between Radiant Partners, LLC, Daniel Friedman, Anne Zahner and David Schonberger (collectively, the "Client"), and PW Real Estate Investments Inc. (the "Lender"), dated September 19, 2000 (the "Original Commitment Letter"). Capitalized terms used in this letter and not otherwise defined have the meanings assigned to such terms in the Original Commitment Letter.

     The Client and Lender hereby amend the Original Commitment Letter as provided in this letter agreement (this "First Amendment"). The term "Commitment Letter" means the Original Commitment Letter, as amended by this First Amendment.

1. The section in the Original Commitment Letter captioned "Closing Date" is hereby deleted and replaced in its entirety with the following:

          "Closing Date: The Closing Date for the Mortgage Loan will be on or prior to January 12, 2001, or as otherwise agreed to by Lender and the Client. If for any reason the closing of the Mortgage Loan (the "Closing") does not occur on or prior to January 12, 2001, Lender will have the right to terminate its obligations under this Commitment Letter."



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     The Commitment Letter, Fee Letter and Indemnification Agreement remain in full force and effect and are hereby ratified by the Client and Lender in all respects.

     Please indicate your acknowledgment and agreement with the terms of this First Amendment by signing and returning an original to Jim Glasgow. This First Amendment may be executed in any number of counterparts.


                                        Very truly yours,

                                        PW REAL ESTATE
                                        INVESTMENTS INC.

                                        By:  /s/ James G. Glasgow
                                           --------------------------
                                           James G. Glasgow
                                           Senior Vice President


ACCEPTED AND AGREED BY CLIENT:

RADIANT PARTNERS, LLC




By: /s/ Daniel Friedman
   ---------------------------
   Name:  Daniel Friedman
   Title: Managing Member

As Individuals:



/s/ Daniel Friedman
-----------------------------
Daniel Friedman



/s/ Anne Zahner
-----------------------------
Anne Zahner



/s/ David Schonberger
----------------------------
David Schonberger




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